UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2020 (August 11, 2020)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On August 11, 2020, the board of directors (the “Board”) of Sequential Brands Group Inc. (the “Company” or “Sequential”) appointed Silvia Mazzucchelli to serve as a new member, effective immediately. Ms. Mazzucchelli was appointed as a Class II director for a term expiring at the 2022 Annual Meeting of Stockholders or until her successor is duly elected or qualified.

Ms. Mazzucchelli currently serves on various boards including as a Non-Executive Director on the Board of The Collected Group, a KKR portfolio company that owns luxury brands, such as Joie, Equipment and Current/Elliot. She also serves on the Board of Carbon38, a VC-backed company in performance apparel space, as well as PAS Group, a public Australian fashion company that operates in direct-to-consumer, wholesale and licensing. Most recently, Ms. Mazzucchelli served as the CEO for ModCloth, a Walmart e-commerce portfolio company. She also served as the Board Advisor and Chief Merchandising and Marketing Officer at American Apparel. Prior to her time at American Apparel, Ms. Mazzucchelli served as the Chief Merchandising Officer at TOMS Shoes, the VP of Corporate Strategy at Guess? and began her career at the Boston Consulting Group. Ms. Mazzucchelli graduated with an MBA from the Anderson School of Management, UCLA and holds a BSBA from Bocconi University in Italy and an International Business Diploma from Stockholm School of Economics.

There are no familial relationships between Ms. Mazzucchelli and any director, executive officer, or other employee of the Company. Ms. Mazzucchelli has no material interests in any transactions or proposed transactions requiring disclosure under Item 404(a) of Regulation S-K. Ms. Mazzucchelli was appointed to the Board pursuant to the terms of the Company’s Fourth Amendment to the Third Amended and Restated Credit Agreement with Wilmington Trust, National Association as administrative agent and collateral agent (the “Amended Wilmington Credit Agreement”), which provided that the lenders thereunder would be entitled to appoint one independent director to the Company’s Board if certain conditions related to the Company’s consolidated total leverage ratio as set forth in the Amended Wilmington Credit Agreement were not satisfied on or prior to July 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: August 17, 2020	By:	/s/ Daniel Hanbridge
	Name:	Daniel Hanbridge
	Title:	Interim Chief Financial Officer